Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 15, 1999 with respect to the consolidated financial statements of Seaway Food Town, Inc. included as Exhibit 99.1 in this Amendment No. 1 to Current Report on Form 8-K/A of Spartan Stores, Inc. dated August 1, 2000.

/s/ ERNST & YOUNG LLP

Toledo, Ohio
September 22, 2000